                                 [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Pooling and Servicing Agreement, dated as of October 15, 1998, among the Servicer, Newcourt Receivables Corporation II, Newcourt Equipment Trust Securities 1998-1 and Harris Trust and Savings Bank, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 16th day of July, 1999.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:      Brian McLean
                              Title:     Director, Securitizations

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1


   Beginning of Collection Period:                  06/01/99
   End of Collection Period:                        06/30/99
   Distribution Date:                               07/20/99
   Reporting Date:                                  07/16/99
   Months in progress                                      8

WATERFALL DISTRIBUTIONS


-------------------------------------------------------------------------------
Cash Collections in Collection Period              46,827,738.26
Interest Earned on Collections Account                190,084.87
Required Withdrawal from Reserve Fund                       0.00
Interest Earned on Reserve Fund                        64,000.04
Recoveries on Defaulted Contracts                     328,209.44
Servicer Advances (net of collections to
reimburse prior Servicer Advances)                          0.00

-------------------------------------------------------------------------------

Available Amount                                   47,410,032.61



ALLOCATIONS
  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   428,885.68

  (C) A-1 Interest                                    332,878.08

  (D) A-2 Interest                                    560,729.59

  (E) A-3 Interest                                  1,952,061.39

  (F) A-4 Interest                                    457,760.19

  (G) B Interest                                      211,140.08

  (H) C Interest                                      130,904.50

  (I) D Interest                                       95,018.93

  (J) E Interest                                      133,545.22

  (K) A-1 Principal Payment Amount                 43,107,108.95

  (L) A-2 Principal Payment Amount                          0.00

  (M) A-3 Principal Payment Amount                          0.00

  (N) A-4 Principal Payment Amount                          0.00

  (O) B Principal Payment Amount                            0.00

  (P) C Principal Payment Amount                            0.00

  (Q) D Principal Payment Amount                            0.00

  (R) E Principal Payment Amount                            0.00

  (S) Accelerated Principal Payment                         0.00

  (T) Reserve Fund Deposit                                  0.00

  (U) Excess to Issuer                                      0.00



NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                            Page 2

A    Aggregate Discounted Contract Balance (ADCB) &
     Aggregate Notes Outstanding
A1   Aggregate Outstanding Note Balances,
     beginning of period                                            857,771,359.12
A2   ADCB, end of period                                            814,664,250.17

B    Reserve Fund
B1   Reserve Fund balance, beginning of period                       16,976,087.00
B2   Reserve Fund balance, end of period                             16,976,087.00

C    Available Funds for Distribution
C1   Available Funds -- Collection Account                           47,410,032.61
C2   Required Available Funds -- Reserve Fund                                 0.00
C3   Total Available Funds                                           47,410,032.61

D    Total Payments to Servicer                                         428,885.68

E    Total Interest Payments to Noteholders                           3,874,037.98

C4   Available Funds for Principal Distribution                      43,107,108.95

F    Principal Differential Determination
F1   Beginning Principal Balance of Notes                           857,771,359.12
F2   Ending Period ADCB                                             814,664,250.17
F3   Total Principal Payment Amount                                  43,107,108.95
F4   Principal Differential                                                   0.00

G    Principal Payments to Noteholders

G1   Class A-1 Note Balance, beginning of period                     82,530,050.12
G2   Class A   Target Investor Principal Amount                     679,043,482.00
G3   Class A-1 Principal Payment                                     43,107,108.95
G4   Class A-1 Note Balance, end of period                           39,422,941.17

G5   Class A-2 Note Balance, beginning of period                    130,150,001.00
G6   Class A-2 Principal Payment                                              0.00
G7   Class A-2 Note Balance, end of period                          130,150,001.00

G8   Class A-3 Note Balance, beginning of period                    447,036,959.00
G9   Class A-3 Principal Payment                                              0.00
G10  Class A-3 Note Balance, end of period                          447,036,959.00

G11  Class A-4 Note Balance, beginning of period                    101,856,522.00
G12  Class A-4 Principal Payment                                              0.00
G13  Class A-4 Note Balance, end of period                          101,856,522.00

C5   Remaining Available Funds                                                0.00

G14  Class B Note Balance, beginning of period                       42,440,218.00
G15  Class B Target Investor Principal Amount                        42,440,218.00
G16  Class B Floor                                                            0.00
G17  Class B Principal Payment                                                0.00
G18  Class B Note Balance, end of period                             42,440,218.00

C6   Remaining Available Funds                                                0.00

G19  Class C Note Balance, beginning of period                       22,634,783.00
G20  Class C Target Investor Principal Amount                        22,634,783.00
G21  Class C Floor                                                            0.00
G22  Class C Principal Payment                                                0.00
G23  Class C Note Balance, end of period                             22,634,783.00

C7   Remaining Available Funds                                                0.00

G24  Class D Note Balance, beginning of period                       14,146,739.00
G25  Class D Target Investor Principal Amount                        14,146,739.00
G26  Class D Floor                                                            0.00
G27  Class D Principal Payment                                                0.00
G28  Class D Note Balance, end of period                             14,146,739.00

C8   Remaining Available Funds                                                0.00

G29  Class E Note Balance, beginning of period                       16,976,087.00
G30  Class E Target Investor Principal Amount                        16,976,087.00
G31  Class E Floor                                                            0.00
G32  Class E Principal Payment                                                0.00
G33  Class E Note Balance, end of period                             16,976,087.00

C9   Remaining Available Funds                                                0.00

G34  Additional Principal to be redistributed                                 0.00

C10  Remaining Available Funds                                                0.00

H1  Reserve Fund Deposit (to Max Required)                                    0.00
I1  Available for Distribution to the Issuer (Shortfall)                      0.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 3

SERVICING FEE & INTEREST CALCULATIONS




SERVICING FEE DUE
(a) ADCB                           857,771,359.12
(b) Servicing Fee Rate                     0.600%
(c) 30                                         30
(d) 360                                       360
(e) Current Servicing Due              428,885.68
(f) Prior Month's Arrearage                  0.00
(g) Total Servicing Due                428,885.68


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.007%   (a) B Rate                                5.970%
(b) Days in Period                             29   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance           82,530,050.12   (d) Beginning B Balance            42,440,218.00
(e) Current Interest Due (a*d*b/c)     332,878.08   (e) Current Interest Due (a*d*b/c)    211,140.08
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 332,878.08   (g) Total Interest Due                211,140.08


A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               5.170%   (a) C Rate                                6.940%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance          130,150,001.00   (d) Beginning C Balance            22,634,783.00
(e) Current Interest Due (a*d*b/c)     560,729.59   (e) Current Interest Due (a*d*b/c)    130,904.50
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 560,729.59   (g) Total Interest Due                130,904.50

A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               5.240%   (a) D Rate                                8.060%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          447,036,959.00   (d) Beginning D Balance            14,146,739.00
(e) Current Interest Due (a*d*b/c)   1,952,061.39   (e) Current Interest Due (a*d*b/c)     95,018.93
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due               1,952,061.39   (g) Total Interest Due                 95,018.93


 A-4 INTEREST                                       E INTEREST

(a) A-4 Rate                               5.393%   (a) A-E Rate                              9.440%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-4 Balance          101,856,522.00   (d) Beginning A-D Balance          16,976,087.00
(e) Current Interest Due (a*d*b/c)     457,760.19   (e) Current Interest Due (a*d*b/c)    133,545.22
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 457,760.19   (g) Total Interest Due                133,545.22


                                                                       Page 4
NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1

OTHER STATISTICAL DATA

DELINQUENCY

                             Current      1 Month Prior  2 Months Prior 3 Months Prior 4 Months Prior 5 Months Prior 6 Months Prior
                             -------      -------------  -------------- -------------- -------------- -------------- --------------
 31 - 60   Days Past Due      26,005,695     27,511,921      25,858,747     31,657,513     45,912,423     24,018,422     25,179,191
 61 - 90   Days Past Due       9,744,013      7,482,063      11,532,002     12,016,051     10,841,233      7,365,551      5,764,377
 91 - 120  Days Past Due       3,916,059      9,394,434       5,716,096      4,795,716      4,090,057      5,193,995      4,937,955
121   Plus Days Past Due       6,266,770      5,778,863       5,344,801      5,030,470      5,168,392      1,756,695      1,086,514

ADCB, End of Period          814,664,250    857,771,359     895,303,482    931,494,569    986,460,195  1,022,412,236  1,059,575,381

 31 - 60   Days Past Due (%)       3.19%          3.21%           2.89%          3.40%          4.65%          2.35%          2.38%
 61 - 90   Days Past Due (%)       1.20%          0.87%           1.29%          1.29%          1.10%          0.72%          0.54%
 91 - 120  Days Past Due (%)       0.48%          1.10%           0.64%          0.51%          0.41%          0.51%          0.47%
121   Plus Days Past Due (%)       0.77%          0.67%           0.60%          0.54%          0.52%          0.17%          0.10%

DEFAULTS

Gross Charge-Offs             783,575.69     908,274.58      830,709.96     784,425.08     833,188.13     198,487.41      33,357.15
Recoveries                    328,209.44     358,897.52      649,643.92     354,210.50       2,133.68      23,000.00           0.00
Charge-Offs - Net             455,366.25     549,377.06      181,066.04     430,214.58     831,054.45     175,487.41      33,357.15
of Recoveries


BOND PRINCIPAL FACTORS

A-1                          11.0583959%
A-2                         100.0000000%
A-3                         100.0000000%
A-4                         100.0000000%
B                           100.0000000%
C                           100.0000000%
D                           100.0000000%
E                           100.0000000%

RESERVE FUND CALCULATIONS

Beginning Balance          16,976,087.00
Required Balance           16,976,087.00
Deposit                             0.00
Withdrawal                          0.00
Ending Balance             16,976,087.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1

CONDITIONAL PAYMENT RATE

                                         Average
               Period       1 Month      3 Month      Life-to
Period         Ending         CPR          CPR         Date
------         ------       -------      -------      -------
  1           11/30/98      6.9572%        N/A        6.9572%
  2           12/31/98      6.2383%        N/A        6.6920%
  3           01/31/99      6.9524%      6.7160%      6.9069%
  4           02/28/99      9.5427%      7.5778%      7.7048%
  5           03/31/99     15.1390%     10.5447%      9.4891%
  6           04/30/99      8.8106%     11.1641%      9.6049%
  7           05/31/99     10.9830%     11.6442%     10.0453%
  8           06/30/99     14.4231%     11.4056%     10.9026%